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                                                                 Exhibit 5.1


                         [HAZEL & THOMAS LETTERHEAD]


                                  July 2, 1997




Board of Directors
Deltek Systems, Inc.
8280 Greensboro Drive
McLean, Virginia  22102

                 Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Deltek Systems, Inc., a Virginia corporation (the "Company"), in connection with the preparation and filing by the Company of its registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to a maximum of 900,000 shares of Common Stock, $.001 par value (the "Common Stock"), issued or issuable upon exercise of options granted or to be granted pursuant to the Deltek Systems, Inc., 1996 Stock Option Plan (the "1996 Plan") and relating to an indeterminate amount of interests (and options deemed granted to participants) in the Deltek Systems, Inc. 1996 Employee Stock Purchase Plan (the "Purchase Plan") and relating to a maximum of 399,999 shares (exclusive of shares purchased by the Company in the open market for issuance under the Purchase Plan) of Common Stock issued or issuable upon exercise of options deemed to have been granted or to be granted pursuant to the Purchase Plan.

         We have examined the 1996 Plan, the Purchase Plan, the Articles of Incorporation, as amended, the By-Laws of the Company, the minutes of the various meetings and consents of the Company's Board of Directors, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the 900,000 shares of Common Stock issued or issuable under the 1996 Plan and the interests (and options deemed to be granted to participants) in the Purchase Plan to purchase up to 399,999 shares of Common Stock and up to 399,999 shares of Common Stock (exclusive of shares purchased by the Company in the open market for issuance under the Purchase Plan) issued or issuable under the Purchase Plan, all of which are subject of the Registration Statement, have

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Board of Directors
Deltek Systems, Inc.
July 2, 1997
Page 2

been duly authorized and when issued and paid for in accordance with the 1996 Plan or the Purchase Plan, respectively, will be duly authorized, fully paid and nonassessable.

                 We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Yours very truly,

                                        /s/ HAZEL & THOMAS, P.C.

                                        Hazel & Thomas, P.C.